Exhibit 99.1

Form 3 Joint Filer Information

Name:	Nabyl Charania

Address:	2121 NW 2nd Avenue #203
Miami, Florida 33127

Designated Filer:	Rokk3r Labs, LLC

Issuer & Ticker Symbol:	Rokk3r Inc. (EDRG)

Date of Event Requiring Statement:	December 26, 2017

Signature:

/s/ Nabyl Charania
Nabyl Charania

Name:	German Montoya

Address:	2121 NW 2nd Avenue #203
Miami, Florida 33127

Designated Filer:	Rokk3r Labs, LLC

Issuer & Ticker Symbol:	Rokk3r Inc. (EDRG)

Date of Event Requiring Statement:	December 26, 2017

Signature:	.

/s/ German Montoya
German Montoya